Exhibit 10.1
AMENDMENT NO. 6
TO
AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
KITE REALTY GROUP, L.P.
This Amendment No. 6 to the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P. (this “Amendment”) is made as of June 12, 2023 by Kite Realty Group Trust, a Maryland real estate investment trust, as sole general partner (the “Company”) of Kite Realty Group, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the Company in the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P., dated as of August 16, 2004, as amended by Amendment No. 1, dated as of December 7, 2010, as further amended by Amendment No. 2, dated as of March 12, 2012, as further amended by Amendment No. 3, dated as of July 28, 2014, as further amended by Amendment No. 4, dated as of February 28, 2019, and as further amended by Amendment No. 5, dated as of March 24, 2019 (the “Partnership Agreement”), for the purpose of revising the 10-day advance notice-to-exercise requirement currently applicable to the Class AO LTIP Units. Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.
WHEREAS, the Company and the Partnership desire to amend the Partnership Agreement, in accordance with Section 14.1.B of the Partnership Agreement, to revise certain notice requirements currently applicable to the Class AO LTIP Units.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Partnership Agreement is hereby amended as follows:
1.Exhibit J to the Partnership Agreement is hereby amended and restated in its entirety as set forth on Exhibit J attached hereto.
2.Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the Company hereby ratifies and confirms.
3.This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.
4.If any provision of this Amendment is or becomes invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected thereby.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

KITE REALTY GROUP TRUST
As sole general partner of Kite Realty Group, L.P.

By:	/s/ JOHN A. KITE
Name: John A. Kite
Title: Chairman + CEO

[Signature Page to Amendment No. 6 to the Amended and Restated Agreement
of Limited Partnership of Kite Realty Group, L.P.]

EXHIBIT J
DESIGNATION OF THE PREFERENCES, CONVERSION
AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS,
LIMITATIONS AS TO DISTRIBUTIONS, QUALIFICATIONS AND TERMS
AND CONDITIONS OF REDEMPTION
OF THE CLASS AO (“APPRECIATION ONLY”) LTIP UNITS
The following are the terms of the Class AO (“Appreciation Only”) LTIP Units:
1.    Vesting.
A.Vesting, Generally. Class AO LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Class AO LTIP Unit Vesting Agreement”). The terms of any Class AO LTIP Unit Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Class AO LTIP Unit Vesting Agreement or by the terms of any plan pursuant to which the Class AO LTIP Units are issued, if applicable. Class AO LTIP Units that have vested and are no longer subject to forfeiture under the terms of a Class AO LTIP Unit Vesting Agreement are referred to as “Vested Class AO LTIP Units”; all other Class AO LTIP Units are referred to as “Unvested Class AO LTIP Units”.
B.Forfeiture or Transfer of Unvested Class AO LTIP Units. Unless otherwise specified in the relevant Class AO LTIP Unit Vesting Agreement, upon the occurrence of any event specified in a Class AO LTIP Unit Vesting Agreement as resulting in either the forfeiture of any Class AO LTIP Units, or the right of the Partnership or the General Partner to repurchase Class AO LTIP Units at a specified purchase price, then upon the occurrence of the circumstances resulting in such forfeiture or if the Partnership or the General Partner exercises such right to repurchase, then the relevant Class AO LTIP Units shall immediately, and without any further action, be treated as cancelled or transferred to the General Partner, as applicable, and no longer outstanding for any purpose. Unless otherwise specified in the Class AO LTIP Unit Vesting Agreement, no consideration or other payment shall be due with respect to any Class AO LTIP Units that have been forfeited, other than any distributions declared with a record date prior to the effective date of the forfeiture.
C.Legend. Any certificate evidencing a Class AO LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation provisions set forth in the Class AO LTIP Unit Vesting Agreement, apply to the Class AO LTIP Unit.
2.    Distributions.
Class AO LTIP Units shall not be entitled to receive any distributions from the Partnership unless and until such Class AO LTIP Units have vested and been converted into Vested LTIP Units (the “Class AO LTIP Unit Distribution Participation Date”). As of the Class AO LTIP Unit Distribution Participation Date, the Vested LTIP Units shall have the right to receive distributions from the Partnership as set forth in the Agreement.
3.    Allocations.
Class AO LTIP Units shall be allocated Net Income and Net Loss (but Net Loss only to the extent of prior allocations of Net Income), for any taxable year or portion of a taxable year occurring after such issuance and prior to the Class AO LTIP Unit Distribution Participation Date for such Class AO LTIP Units, in amounts per Class AO LTIP Unit equal to (a) the amounts allocated per Class A Unit for the same period, multiplied by (b) the percentage that is specified as the Class AO LTIP Unit Sharing Percentage in the Class AO LTIP Unit Vesting Agreement or other documentation pursuant to which Class AO LTIP Units are issued, or if no such percentage is specified, 5% (“Class AO LTIP Unit Sharing Percentage”). Commencing with the portion of the taxable year of the Partnership that begins on the Class AO LTIP Unit Distribution Participation Date established for any Class AO LTIP Units, the resulting Vested LTIP Units shall be allocated Net Income and Net Loss as set forth in the Agreement. The allocations provided by the preceding sentences shall be subject to Section 6.1.F of the Agreement. The General Partner is authorized in its discretion to delay or accelerate the participation of the Class AO LTIP Units in allocations of Net Income or Net Loss or to adjust the allocations made under this Section 3 to effectuate the purposes of the economic arrangement contemplated by the parties and to ensure that the Class AO LTIP Units will be respected as “profits interests” for U.S. federal income tax purposes, as contemplated by Section 4.8 of the Agreement.
4.Adjustments.
If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to each Class AO LTIP Unit to adjust by the same increment for which a Class A Unit was adjusted, provided that to the extent that the Value of a common Share was less than the applicable Class AO LTIP Unit Participation Threshold as of the date of an Adjustment Event, the adjustment for a Class AO LTIP Unit shall only be for the amount by which the increment of the Class A Unit adjustment would have exceeded such Class AO LTIP Unit Participation Threshold, provided that, notwithstanding the foregoing, if an Adjustment Event occurs, the General Partner may make such adjustments to the Class AO LTIP Units as it determines to be appropriate in order to achieve the intended economics of the Class AO LTIP Units. The following shall be “Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Class A Units in Partnership Units, (B) the Partnership subdivides the outstanding Class A Units into a greater number of units or combines the outstanding Class A Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Class A Units by way of a reclassification or recapitalization of its Class A Units. If more than one Adjustment Event occurs, the adjustment to the Class AO LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the Class A Units other than actions specifically described above as Adjustment Events and in the opinion of the General Partner such action would require an adjustment to the Class AO LTIP Units to effect the adjustments described above, the General Partner shall have the right to make such adjustment to the Class AO LTIP Units, to the extent permitted by law and by the terms of any plan pursuant to which the Class AO LTIP Units have been issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances to effect the adjustments described above. If an adjustment is made to the Class AO LTIP Units as herein provided the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each holder of Class AO LTIP Units setting forth the adjustment to his or her Class AO LTIP Units and the effective date of such adjustment.
5.No Liquidation Preference.
The Class AO LTIP Units shall have no liquidation preference.
6.Right to Convert Class AO LTIP Units into Class A Units.
A.    Class AO LTIP Unit Conversion Right. A holder of Class AO LTIP Units shall have the right (the “Class AO LTIP Unit Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested Class AO LTIP Units into Vested LTIP Units, in accordance with the provisions of Section 6.B below. Holders of Class AO LTIP Units shall not have the right to convert Unvested Class AO LTIP Units into Vested LTIP Units until they become Vested Class AO LTIP Units; provided, however, that when a holder of Class AO LTIP Units is notified of the expected occurrence of an event that will cause his or her Unvested Class AO LTIP Units to become Vested Class AO LTIP Units, such Person may give the Partnership a Class AO LTIP Unit Conversion Notice conditioned upon and effective as of the time of vesting, and such Class AO LTIP Unit

Conversion Notice, unless subsequently revoked by the holder of the Class AO LTIP Units prior to conversion, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested Class AO LTIP Units into Vested LTIP Units. In all cases, the conversion of any Class AO LTIP Units into Vested LTIP Units shall be subject to the conditions and procedures set forth in this Section 6.
B.    Number of Units Convertible. A holder of Vested Class AO LTIP Units may convert such Vested Class AO LTIP Units into a number (or fraction thereof) of fully paid and non-assessable Vested LTIP Units, giving effect to all adjustments (if any) made pursuant to Section 4 equal to the Class AO LTIP Unit Conversion Factor (as defined below).
“Class AO LTIP Unit Conversion Factor” shall mean the quotient of (i) the excess of the Value of a common Share as of the date of conversion over the Class AO LTIP Unit Participation Threshold (as defined below) for such Vested Class AO LTIP Unit, divided by (ii) the Value of a common Share as of the date of conversion.
“Class AO LTIP Unit Participation Threshold” shall mean, for each Class AO LTIP Unit, the amount specified as such in the relevant Class AO LTIP Unit Vesting Agreement or other documentation pursuant to which such Class AO LTIP Unit is granted. The Class AO LTIP Unit Participation Threshold of a Class AO LTIP Unit is intended to be the Value of a common Share as of the date of issuance of such Class AO LTIP Unit.
C.    Notice. In order to exercise his or her Class AO LTIP Unit Conversion Right, a holder of Class AO LTIP Units shall deliver a notice (a “Class AO LTIP Unit Conversion Notice”), in the form attached as Attachment A to this Exhibit J, to the Partnership, which notice shall be effective as of the date delivered to the Partnership or such later date specified in the Class AO LTIP Unit Conversion Notice (but not more than 60 days following such date of delivery) (such effective date, the “Conversion Date”). Each holder of Class AO LTIP Units covenants and agrees with the Partnership that all Vested Class AO LTIP Units to be converted pursuant to this Section 6 shall be free and clear of all liens. Notwithstanding anything herein to the contrary or the holding period requirement of Section 8.6A(i) of the Agreement (but subject to the remainder of Section 8.6 of the Agreement), a holder of Class AO LTIP Units may deliver a Redemption Notice pursuant to Section 8.6 of the Agreement relating to those Vested LTIP Units that will be issued to such holder upon conversion of such Class AO LTIP Units into Vested LTIP Units in advance of the Conversion Date; provided, however, that the redemption of such Vested LTIP Units by the Partnership shall in no event take place until the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a holder of Class AO LTIP Units in a position where, if he or she so wishes, the Vested LTIP Units into which his or her Vested Class AO LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion notwithstanding such Vested LTIP Units were not held for one (1) year, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Vested LTIP Units under Section 8.6 of the Agreement by delivering to such holder Shares rather than cash, then such holder can have such Shares issued to him or her simultaneously with the conversion of his or her Vested Class AO LTIP Units into Vested LTIP Units. The General Partner shall cooperate with a holder of Class AO LTIP Units to coordinate the timing of the different events described in the foregoing sentence.
D.    Class AO LTIP Unit Forced Conversion. The Partnership, at any time at the election of the General Partner, may cause any number of Vested Class AO LTIP Units held by a holder of Class AO LTIP Units to be converted (a “Class AO LTIP Unit Forced Conversion”) into a number of Vested LTIP Units equal to the Class AO LTIP Unit Conversion Factor, giving effect to all adjustments (if any) made pursuant to Section 4, and may cause any number of such resulting Vested LTIP Units to be converted into a number of Class A Units in accordance with Exhibit E of the Agreement; provided that the Partnership may not cause a Class AO LTIP Unit Forced Conversion of any Class AO LTIP Units that would not at the time be eligible for conversion at the option of the holder of such Class AO LTIP Units pursuant to Section 6.B above. In order to exercise its right to cause a Class AO LTIP Unit Forced Conversion, the Partnership shall deliver a notice (a “Class AO LTIP Unit Forced Conversion Notice”) in the form attached as Attachment B to this Exhibit J to the applicable holder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Class AO LTIP Unit Forced Conversion Notice. A Class

AO LTIP Unit Forced Conversion Notice shall be provided in the manner provided in Section 15.1 of the Agreement.
E.Conversion Procedures. A conversion of Vested Class AO LTIP Units for which the holder thereof has given a Class AO LTIP Unit Conversion Notice or the Partnership has given a Class AO LTIP Unit Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of Class AO LTIP Units, as of which time such holder of Class AO LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Class A Units issuable upon such conversion. After the conversion of Class AO LTIP Units as aforesaid, the Partnership shall deliver to such holder of Class AO LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Vested LTIP Units and remaining Class AO LTIP Units, if any, held by such Person immediately after such conversion.
F.Treatment of Capital Account. For purposes of making future allocations under the Agreement, the Economic Capital Account Balance of the applicable Class AO LTIP Unitholder shall be reduced, as of the date of conversion, by the amount of such Economic Capital Account Balance attributable to the converted Class AO LTIP Units.
G.Mandatory Conversion in Connection with a Transaction. If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Class A Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event), in each case as a result of which Class A Units shall be exchanged for or converted into the right, or the holders of Class A Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Class AO LTIP Unit Forced Conversion with respect to all Class AO LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction).
In anticipation of such Class AO LTIP Unit Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of Class AO LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Vested LTIP Units and Class A Units into which his or her Class AO LTIP Units will be converted into the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of Class A Units (after giving effect to the Class AO LTIP Unit Conversion Factor in the case of Class AO LTIP Units), assuming such holder of Class A Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of Class A Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each holder of Class AO LTIP Units of such election, and shall use commercially reasonable efforts to afford such holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each Class AO LTIP Unit held by such holder into Class A Units in connection with such Transaction. If a holder of Class AO LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each Class AO LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Class A Unit would receive if such holder of Class A Units failed to make such an election.

7.Redemption at the Option of the Partnership.
Class AO LTIP Units will not be redeemable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership from repurchasing Class AO LTIP Units from the holder thereof if and to the extent such holder agrees to sell such Class AO LTIP Unit.
8.Voting Rights.
A.Voting with Class A Units. Except as provided in Section 8.B, holders of Class AO LTIP Units shall not have the right to vote on any matters submitted to a vote of the Limited Partners.
B.Special Approval Rights. Holders of Class AO LTIP Units shall only (a) have those voting rights required from time to time by non-waivable provisions of applicable law, if any, and (b) have the additional voting rights that are expressly set forth in this Section 8.B. The General Partner and/or the Partnership shall not, without the affirmative vote of holders of more than 50% of the then outstanding Class AO LTIP Units affected thereby, given in person or by proxy, either in writing or at a meeting (voting separately as a class), take any action that would materially and adversely alter, change, modify or amend, whether by merger, consolidation or otherwise, the rights, powers or privileges of such Class AO LTIP Units, subject to the following exceptions:
(i)no separate consent of the holders of Class AO LTIP Units will be required if and to the extent that any such alteration, change, modification or amendment would equally, ratably and proportionately alter, change, modify or amend the rights, powers or privileges of the Class A Units (in which event the holders of Class AO LTIP Units shall only have such voting rights, if any, as provided in Section 14.1 of the Agreement in accordance with Section 8.A above);
(ii)with respect to any merger, consolidation or other business combination or reorganization, so long as the Class AO LTIP Units either (x) are converted into Class A Units immediately prior to the effectiveness of the transaction, (y) remain outstanding with the terms thereof materially unchanged, or (z) if the Partnership is not the surviving entity in such transaction, are exchanged for a security of the surviving entity with terms that are materially the same with respect to rights to allocations, distributions, redemption, conversion and voting as the Class AO LTIP Units and without any income, gain or loss expected to be recognized by the holder upon the exchange for federal income tax purposes (and with the terms of the Class A Units or such other securities into which the Class AO LTIP Units (or the substitute security therefor) are convertible materially the same with respect to rights to allocations, distributions, redemption, conversion and voting), such merger, consolidation or other business combination or reorganization shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the Class AO LTIP Units, provided further, that if some, but not all, of the Class AO LTIP Units are converted into Class A Units immediately prior to the effectiveness of the transaction (and neither clause (y) or (z) above is applicable), then the consent required pursuant to this Section will be the consent of the holders of more than 50% of the Class AO LTIP Units to be outstanding following such conversion, Vested LTIP Units and Class A Units outstanding voting together as a single class pursuant to Section 8.A above;
(iii)any creation or issuance of any Class A Units or of any class of series of Class A Units or Preference Units of the Partnership (whether ranking junior to, on a parity with or senior to the Class AO LTIP Units or with respect to payment of distributions, redemption rights and the distribution of assets upon liquidation, dissolution or winding up), which either (x) does not require the consent of the holders of Class A Units or (y) does require such consent and is authorized by a vote of the holders of Class A Units, Vested LTIP Units and Class AO LTIP Units voting together as a single class pursuant to Section 8.A above, together with any other class or series of units of limited partnership interest in the Partnership upon which like voting rights have been conferred, shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the Class AO LTIP Units;
(iv)any waiver by the Partnership of restrictions or limitations applicable to any outstanding Class AO LTIP Units with respect to any holder or holders thereof shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the Class AO LTIP Units with respect to other holders. The foregoing voting provisions will not apply if, as of or prior to the time when the action with respect to which such vote would otherwise be required will be taken or be effective, all outstanding Class AO LTIP Units shall have been converted and/or redeemed, or provision is made for such redemption and/or conversion to occur as of or prior to such time; and
(v)the General Partner shall have the power, without the consent of holders of Class AO LTIP Units, to amend the Agreement as may be required to reflect any change to the Agreement not otherwise specifically permitted by this Section 8.B that the General Partner deems necessary or appropriate in its sole discretion, provided that such change does not adversely affect or eliminate any right granted to holders of Class AO LTIP Units requiring their approval.
9.    Other.
If there is a change in applicable tax law such that the Class AO LTIP Units become taxable to the holder of such Class AO LTIP Units as ordinary income, the Partnership, at any time at the election of the General Partner, may cause the Class AO LTIP Units to be restructured and/or substituted for other awards in a way that permits a tax deduction to the Partnership or the General Partner while preserving substantially similar pre-tax economics to the holder of such Class AO LTIP Units.
* * *

Attachment A to Exhibit J
Notice of Election by Partner to Convert
Class AO LTIP Units into Vested LTIP Units
The undersigned holder of Class AO LTIP Units hereby irrevocably elects to convert the number of Vested Class AO LTIP Units in Kite Realty Group, L.P. (the “Partnership”) set forth below into Vested LTIP Units in accordance with the terms of the Limited Partnership Agreement of the Partnership, as amended. The undersigned hereby represents, warrants, and certifies that the undersigned: (a) has title to such Class AO LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such Class AO LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:
(Please Print: Exact Name as Registered with Partnership)

Number of Class AO LTIP Units to be
Converted:

Date Submitted:

Conversion Date (Not to Exceed 60 days Following Date Submitted):

(Signature of Holder: Sign Exact Name as Registered with Partnership)

(Street Address)

(City)	(State)	(Zip Code)

Signature Guaranteed by:

Attachment B to Exhibit J
Notice of Election by Partnership to Force Conversion
of Class AO LTIP Units into Vested LTIP Units
Kite Realty Group, L.P. (the “Partnership”) hereby irrevocably elects to cause the number of Class AO LTIP Units held by the holder of Class AO LTIP Units set forth below to be converted into Vested LTIP Units in accordance with the terms of the Limited Partnership Agreement of the Partnership.

Name of Holder:
(Please Print: Exact Name as Registered with Partnership)

Number of Class AO LTIP Units to be
Converted:

Conversion Date: